                                                                    EXHIBIT 99.4

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements are based on the historical financial statements of SmarTalk and SmarTel adjusted to give effect to certain transactions and events. The unaudited pro forma combined statement of operations for the year ended December 31, 1996 and the three month period ended March 31, 1997 and the unaudited pro forma combined balance sheet as of March 31, 1997 give effect to the acquisition and the adoption by SmarTel of SmarTalk accounting policies. References in this document to data presented on a "pro forma basis" as of any date or for any period shall have the meaning set forth above with respect to such date or period.

The unaudited pro forma combined financial statements give effect to the acquisition by SmarTalk of SmarTel in a transaction to be accounted for as a purchase under the purchase method of accounting and are based upon a preliminary allocation of the purchase price and upon the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined financial statements should be read in conjunction with the Consolidated Financial Statements of SmarTalk and SmarTel appearing elsewhere in this document. The unaudited pro forma combined financial statements are presented for information purposes only and are not necessarily indicative of the results that would have been reported or the financial position of the Company had such events actually occurred on the dates specified, nor is it indicative of the Company's future results or financial position. The results of operations for interim periods are not necessarily indicative of the results for the full year.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                            Historical          Historical        Adjustments
                                                             SmarTalk             SmarTel           for the
                                                           Teleservices,     Communications,      Acquisition         Pro Forma
                                                               Inc.                Inc.            (Note 1)           Combined
                                                         ----------------    ---------------    --------------      --------------
Revenue                                                       $15,021,060        $ 5,496,640      $  (566,071)(a)      $19,951,629
Cost of revenue                                                10,198,971          4,057,265           43,690 (b)       14,299,926
                                                              -----------        -----------      -----------          -----------

    Gross profit                                                4,822,089          1,439,375         (609,761)           5,651,703

Sales and marketing                                             4,511,291          2,713,508                -            7,224,799
General and administrative                                      3,615,070            811,169          602,577 (c)        5,028,816
                                                              -----------        -----------      -----------          -----------

    Operating loss                                             (3,304,272)        (2,085,302)      (1,212,338)          (6,601,912)

Other income (expense)                                                  -             12,159                -               12,159
Interest income                                                   443,352              7,241                -              450,593
Interest expense                                                 (251,628)                 -                -             (251,628)
                                                              -----------        -----------      -----------          -----------

    Loss before income taxes                                   (3,112,548)        (2,065,902)      (1,212,338)          (6,390,788)

Provision for income taxes                                              -                  -                -                    -
                                                              -----------        -----------      -----------          -----------

    Net loss                                                  $(3,112,548)       $(2,065,902)     $(1,212,338)         $(6,390,788)
                                                              ===========        ===========      ===========          ===========

Net loss per share                                                                                                     $     (0.59)
                                                                                                                       ===========

Weighted average number of shares outstanding                                                                           10,814,643
                                                                                                                        ===========

           UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                   For the Three Months Ended March 31, 1997

                                                                                                   Pro Forma
                                                                                                  Adjustments
                                                   Historical                Historical              for the
                                                    SmarTalk                  SmarTel              Acquisition           Pro Forma
                                                Teleservices, Inc.      Communications, Inc.         (Note 1)            Combined
                                              --------------------    -----------------------    --------------       --------------
Revenue                                          $ 7,368,333                $  789,579              $241,916 (a)        $ 8,399,828
Cost  of revenue                                   4,760,748                   524,224                (6,792)(b)          5,278,180
                                                 -----------                ----------              --------            -----------

     Gross profit (loss)                           2,607,585                   265,355               248,708              3,121,648

Sales and marketing                                2,545,414                   772,579                     -              3,317,993
General and administrative                           901,231                   257,526               150,644 (c)          1,309,401
                                                 -----------                ----------              --------            -----------

     Operating loss                                 (839,060)                 (764,750)               98,064             (1,505,746)

Other income (expense)                                     -                         -                     -                      -
Interest income                                      528,763                       452                     -                529,215
Interest expense                                           -                         -                     -                      -
                                                 -----------                ----------              --------            -----------

     Loss before income taxes                       (310,297)                 (764,298)               98,064               (976,531)

Provision for income taxes                                 -                         -                     -                      -
                                                 -----------                ----------              --------            -----------

     Net loss                                    $  (310,297)               $ (764,298)             $ 98,064            $  (976,531)
                                                 ===========                ==========              ========            ===========

Net loss per share                                                                                                      $     (0.07)
                                                                                                                        ===========

Weighted average number of shares outstanding                                                                            13,611,942
                                                                                                                        ===========

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                March 31, 1997

                                                                                                       Pro Forma
                                                                                                      Adjustments
                                                       Historical              Historical               for the
                                                        SmarTalk                SmarTel               Acquisition        Pro Forma
                                                   Teleservices, Inc.      Communications, Inc.        (Note 1)         Combined(d)
                                                   ------------------      --------------------     ---------------    -------------
                   ASSETS
Current assets:
 Cash                                                 $42,355,298             $   394,448             $         -       $ 42,749,746
 Trade accounts receivable, net                         2,904,465                 827,539                       -          3,732,004
 Inventories                                              809,237                  27,353                       -            836,590
 Prepaid expenses                                         460,892                       -                       -            460,892
 Other current assets                                   1,931,611                 163,904                 328,260 (a)      2,423,775
                                                      -----------             -----------             -----------       ------------
     Total current assets                              48,461,503               1,413,244                 328,260       $ 50,203,007

Non-current assets:
 Property and equipment, net                            1,123,626                 188,829                       -          1,312,455
 Other non-current assets                                 157,456                 210,794                       -            368,250
 Goodwill, net of amortization                                  -                       -              11,298,321 (d)     11,298,321
                                                      -----------             -----------             -----------       ------------
     Total assets                                     $49,742,585             $ 1,812,867             $11,626,581       $ 63,182,033
                                                      ===========             ===========             ===========       ============

     LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable                                     $ 2,766,633             $   628,313             $         -       $  3,394,946
 Deferred revenue                                       2,638,091               1,596,109               1,443,117 (a)      5,677,317
 Other accrued expenses                                   258,431                 608,732                 291,572 (c)      1,158,735
 Current portion of note payable to shareholder(s)              -                 157,500                       -            157,500
 Current portion of long-term obligations                       -                  16,798                       -             16,798
 Current portion of capital lease obligations                   -                  13,390                       -             13,390
                                                      -----------             -----------             -----------       ------------
      Total current liabilities                         5,663,155               3,020,842               1,734,689         10,418,686

Long-term debt                                                  -                  62,134                       -             62,134
                                                      -----------             -----------             -----------       ------------
Commitments

      Total liabilities                                 5,663,155               3,082,976               1,734,689        10,480,820
                                                      -----------             -----------             -----------      ------------

 Preferred stock                                                -               4,051,715              (4,051,715)(b)             -
                                                      -----------             -----------             -----------      ------------
Shareholders' equity (deficit):

 Common stock                                          51,361,077               1,509,438               7,865,566(b),(c) 60,736,081

 Accumulated deficit                                   (7,281,647)             (6,831,262)              6,078,041        (8,034,868)

 Treasury stock, at cost                                        -                       -                       -                 -
                                                      -----------             -----------             -----------      ------------

     Total shareholders' equity (deficit)              44,079,430              (5,321,824)             13,943,607         52,701,213
                                                      -----------             -----------             -----------       ------------

     Total liabilities and shareholders'              $49,742,585             $ 1,812,867             $11,626,581       $ 63,182,033
      equity (deficit)                                ===========             ===========             ===========       ============

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
-------------------------------------------------------------

Note 1 - The Pro Forma Combined Statement of Operations gives effect to the following pro forma adjustments necessary to reflect the acquisition as outlined in the Notes to the Unaudited Pro Forma Combined Balance
         Sheet:

(a) To adjust revenue recognized on "breakage" in accordance with the SmarTalk policy of recognition based on expiration of the card or proportionately over the life of the card (based on estimated usage).

(b) To defer the production and activation costs of cards and amortize the expense to match the related revenue in accordance with the SmarTalk accounting policy.

(c) Amortization of goodwill on a straight line basis over 20 years.

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
---------------------------------------------------
Note 1 - The pro forma balance sheet has been prepared to reflect the acquisition of SmarTel by SmarTalk for an aggregate purchase price of $9,666,576 and estimated acquisition costs of approximately $291,572. Pro forma adjustments are made to reflect:

(a) The preliminary purchase price allocations based on the estimated fair value of specific assets acquired and liabilities assumed in connection with the Acquisition.

(b) The elimination of the equity and preferred stock of SmarTel on acquisition and the issuance of 714,286 shares of common stock and cost incurred for the acquisition.

(c) Estimated acquisition costs.

(d) The excess of acquisition cost over the fair value of net assets acquired (goodwill); net of estimated amortization.